Applied Blockchain, Inc. - Master Services Agreement This Master Hosting Agreement (this “Agreement”), dated July 12th, 2022 is between Applied Blockchain, Inc. (“APLD”) with address at 3811 Turtle Creek Blvd, Suite 2100 Dallas, TX 75219 and Marathon Digital Holdings, Inc. (“Customer”) with address at Tower One, 101 NE Third Avenue, Suite 1200, Fort Lauderdale, FL 33301. In consideration of the promises set forth below, the parties agree as follows: 1. Services. Subject to the terms and conditions of this Agreement, APLD shall provide, and Customer shall pay for, the energized space, management and other services for Customer’s equipment listed on Exhibit A hereto, as approved by APLD and Customer in advance (the “Equipment”). 2. Energized Space and Services. 2.1. Energized Space and Services. APLD will provide an energized space or cryptocurrency mining facility; including rack space, electrical power, filtered ambient air, internet connectivity, and physical security (“Services”) for the Equipment at the Applied Blockchain Hosting Facility – ND and TX (the “Facility”). 2.2. Transfer of Equipment. Customer shall provide prompt written notice to APLD if it transfers legal title to any Equipment to an entity, firm, or corporation that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with Customer (the “Customer Affiliates”) or any other third party. In the event of such a transfer, Customer shall remain obligated to pay APLD the Monthly Service Fees for the transferred Equipment for the remainder of the Term unless and until such Equipment is placed into service under, and is subject to, a master services agreement between the acquiring third party and APLD, which shall be at APLD’s reasonable discretion. 2.3. Transfer of Services. Other than to any other party within the Customer Affiliates, Customer may not sublicense, assign, delegate, resell, or otherwise transfer its receipt of Services or any other rights under this Agreement to any third party without APLD’s express written consent, which may not be unreasonably withheld or delayed. 2.4. Service Level. APLD will use its commercially reasonable efforts to ensure that the following metrics are met in the provision of Services to Customer: (a) A/C power to the outbound port on Customer’s serving power distribution unit (PDU) shall be available 95% of the time in a calendar year; (b) Network infrastructure based on redundant fiber optic internet connection; (c) Filtered ambient air; and (d) Monitoring and remote trouble shooting on a twenty-four hours per day, seven days a week basis. Machines that cannot be returned to full service remotely will be rebooted, and if necessary, removed from the shelf for repair within 8 hours from first reported downtime. Miner will be evaluated by technician and either repaired or shipped to external maintenance facility within 48 hours from removal from shelf at Customer’s expense.

2.5. Hashrate and True-Up. Hashrate per machine shall not fall below 95% of expected performance on an annual basis. Machines that have been reported as offline or that are being actively serviced will not count for purposes of measuring this service level. In the event that the hashrate falls below such level there will be a true-up in payments as set forth on Exhibit D. 3. Term and Termination. 3.1. Term. This Agreement shall be effective as of the date on which (i) it has been executed by both APLD and Customer and (ii) no less than 200 (Two Hundred) Megawatts (MW) of power are available at the Facility (the “Effective Date”), and shall remain in effect for Five (5) years from the Effective Date (the “Term”). The Term may be extended for an additional twenty-four (24) months under the fee structure set forth herein upon 90 days prior notice and agreement of both parties, subject to Section 4.8 hereof. 3.2. Contract Volume. The contracted volume (“Contract Volume”) is the sum of the Miner Load and Aux Load. Measured as the highest metered load recorded in the prior six months (“Miner Load”) and the proportional site auxiliary load (“Aux Load”). Aux Load will be calculated as the overall site load less the load consumed by all miners, multiplied by the customer Miner Load divided by the total Miner Load on site. APLD will use the best available meter data to determine Miner Load and Aux Load, and may estimate load using commercially reasonable methodologies where needed. 3.3. Equipment Return/Pick-Up. Upon Customer’s written request, and provided Customer has paid all amounts then due and owing under this Agreement, APLD shall decommission the corresponding Equipment to Customer upon the expiration of the Term, at Customer’s expense, as provided in Section 8.4. It shall be Customer’s responsibility to pick-up such Equipment, as well as any Equipment owned by Customer that is non-repairable or obsolete, at the Facility or arrange for its return or disposal, as applicable, at Customer’s sole cost and expense. 3.4. Termination by APLD. APLD may terminate this Agreement upon 90 days prior written notice to Customer in the event that APLD determines that the provision of the Services at the Facility can no longer be provided in an economic manner, as determined by APLD in its reasonable discretion (an “APLD Termination”). In the event of an APLD Termination, APLD agrees to give Customer a right of first refusal to contract with APLD for the Services to be provided at a different facility, if available (a “Back-up Facility”), and APLD will bear all reasonable costs and expenses of shipping customer-owned Equipment to such Back-up Facility. If there is no APLD facility available APLD will bear all reasonable costs and expenses of shipping customer-owned Equipment to a location of the Customers choosing within the domestic United States. 3.5. Termination for Default by Customer. APLD may terminate this Agreement for cause immediately upon written notice to Customer if Customer: (a) fails to make any payment(s) due pursuant to this Agreement within 30 days of the date due; (b) violates, or fails to perform or fulfill any covenant or provision of this Agreement, and any such matter is not cured within ten business (10) days after written notice

4.4. Included Maintenance. APLD shall include automated and manual rebooting of non-responsive machines in the Monthly Service Fees described in section 4.2. APLD will configure Customer miners pool settings via APLD’s control center software. APLD will provide Customer with access to APLD’s control center software to view details about Customer’s miners. 4.5. Additional Maintenance. APLD shall provide space in the Facility for Customer to make repairs to the Equipment and store a reasonable amount and number of back-up machines and equipment. Customer shall have the right, in its discretion, to (i) make repairs to customer-owned Equipment and/or (ii) request that APLD make repairs to customer-owned Equipment and pay APLD an hourly rate of per hour for such repairs. Customer shall pay APLD for any parts and consumables used in APLD-made repairs at the rates as shown in Exhibit B, which will be modified from time-to-time based on pricing changes from suppliers of parts or other market conditions. If any changes have been made to pricing since the time of this Agreement or any subsequent notice of price changes, APLD will provide updated pricing prior to commencing any repairs. In addition, Customer shall be solely responsible for the shipping, transportation and other logical costs incurred by APLD in the event that any customer-owned Equipment is required to be transported to an offsite location for repair. If Customer requests APLD to arrange for any transportation, Customer shall pay an administrative fee of 5% of costs of transportation whether APLD or Customer pays the costs directly plus reimburse APLD for any costs incurred. 4.6. Taxes. All amounts payable by Customer under this Agreement are exclusive of, and Customer shall solely be responsible for paying, all taxes, duties and fees, including federal, state and local taxes on manufacture, sales, gross income, receipts, occupation and use, not based on APLD’s income or other taxes legally required to be paid by APLD that arise out of this Agreement. 4.7. Payment Method. All payments due and owing under this Agreement shall be made through wire transfer from the Customer to APLD pursuant to wire transfer instructions provided by APLD to Customer from time to time. All wire transfers shall be made within seven (7) days of the invoice date, unless Customer notifies APLD within five (5) days of the invoice date of an error in the invoice, which shall be resolved by the parties within three (3) days of the written notice. 4.8. Escalation. The power prices payable by Customer under this Agreement and the Power Price Limit (as defined below) shall escalate or de-escalate quarterly at the greater of zero and the quarterly change of the cost incurred by APLD to provide power to the Facility; provided, however, that (i) in no event shall the Monthly Service Fees be less than and (ii) in the event that, due to escalation permitted pursuant to this Section 4.8, the power prices under this Agreement or the Power Price Limit exceed (the “Maximum Power Rate”), APLD and Customer shall split any amounts above the Maximum Power Rate (the “Additional Power Cost”), with 80% of the Additional Power Cost paid by Customer and 20% of the Additional Power Cost paid by APLD. In the event that the Monthly Service Fees paid by Customer exceeds per MW of energized space per month as adjusted pursuant to this Section 4.8 on average over a one-year period (“Power Price Limit”), Customer may terminate this Agreement upon 60 days’ prior notice to APLD.

5. Security Interest; Redirecting. Customer hereby grants a security interest in the Equipment in favor of APLD to secure the obligations of Customer under this Agreement in the event of a Customer Default that is not satisfied by the Initial Deposit, to be stored or deployed by APLD as it may see fit, acting reasonably. Customer represents and warrants that it has not granted a security interest in the Equipment in favor of a third- party priority over the security interest granted to APLD herein. Alternatively, Customer hereby agrees that, in lieu of a security interest in the Equipment to secure the obligations of Customer under this Agreement in the event of a Customer Default that is not satisfied by the Initial Deposit, APLD may elect to redirect Customer generated hashing from customer-owned Equipment to a mining pool selected by APLD its in sole discretion and receive the proceeds generated from such mining until such Customer Default has been satisfied. 6. Site Access. 6.1. Access. Only those persons specifically authorized by APLD in writing may access the Facility. APLD may reasonably deny or suspend Customer’s access to the Equipment based on APLD’s then-current Security Policies and Procedures, which include, but are not limited to: (a) All access into the Facility must be supervised by an APLD representative at all times; (b) Customer shall provide one (1) day’ written notice to APLD prior to any maintenance or repair of the Equipment; (c) Customer shall perform Equipment maintenance and repairs during normal business hours (Monday-Friday, 7AM – 6PM Central Time); (d) Customer may request immediate or after-hour access to the Facility to perform emergency maintenance. APLD will make every reasonable attempt to accommodate Customer’s after-hour emergency access requests. (e) For security purposes, Customer will have severely limited Internet access while at the Facility. (f) Customer will not have VPN access to the facility at any time and any control or monitoring of Customer’s equipment will be performed via APLD’s control center software only. (g) Customer may arrange for separate work space to complete any repairs or request APLD to provide separate work space for customer to use at Customer’s sole expense. If Customer requests APLD to provide a separate work space for Customer, Customer will pay APLD an administrative fee equal to 20% of the cost of such space. Customer shall be solely responsible for any damage or loss caused by anyone acting for or on its behalf while at the Facility only to the extent of its own negligence or gross negligence.

DocuSign Envelope ID: 9C17BE95-23E4-4A93-97A7-8A962BFAAFD3

6.2. Access to Equipment Configurations. Customer's access to configure machines shall be through software provided by APLD and not through any VPN, local access to the network, etc.

7. Shipping; Removals and Relocation of Equipment.

7.1. Shipping. APLD's preferred shipping provider is Compass Logistics & Marine LLC, or such other provider of similar size and reputation in the industry as Customer may select upon notice to APLD ("**Preferred Shipper**"). In the event that Customer does not use the Preferred Shipper, and the shipment of the Equipment to the Facility does not arrive in an orderly manner, APLD reserves the right to charge Customer the reasonable additional cost of labor needed to receive such shipment.

7.2. Relocation. With Customer approval, APLD may reasonably request the relocation of Customer's Equipment within the Facility or to another APLD facility upon twenty (20) days' prior written notice to Customer, provided that the site of relocation shall afford comparable environmental and economic conditions for the Equipment and comparable accessibility to the Equipment. Notwithstanding the foregoing, APLD shall not arbitrarily or capriciously require Customer to relocate the Equipment. If the Equipment is relocated according to this Section, the reasonable costs ofrelocating the Equipment and improving the Facility to which the Equipment will be relocatedshall be borne by APLD. Any relocation will be completed by APLD's staff.

7.3. Interference. If the Equipment is operating in a manner that it causes unacceptable interference to existing or prospective APLD customers or their Equipment in APLD's commercially-reasonable opinion, APLD may require Customer to alter, remove or relocate the Equipment at Customer's sole expense. APLD may take any action necessary such as powering down Customer equipment, removing network connectivity, or removing Equipment to protect its Facility, Equipment, or other Customer equipment. If Customer is unable to cure such interference within five (5) calendar days, APLD may terminate this Agreement without further obligation to Customer under this Agreement.

7.4. Emergency. In the event of an emergency, as determined in APLD's reasonable discretion,APLD may rearrange, remove, or relocate the Equipment without any liability to APLD. Notwithstanding the foregoing, in the case of emergency, APLD shall provide Customer, to the extent practicable, reasonable notice prior to rearranging, removing, or relocatingthe Equipment.

7.5. Equipment Return. Provided that Customer has paid all amounts then due and owing under this Agreement and this Agreement terminates as contemplated herein, APLD shall decommission and make the corresponding Equipment available to Customer for pickup at, or shipment from, the Facility within sixty (60) business days of Customer's written request. APLD shall work to uninstall and prepare for pickup all Equipment of Customer at the Facility based on a mutually-agreeable schedule for deinstallation. Customer shall arrange for pickup within thirty (30) days of APLD notifying Customer that the Equipment is or will be ready for pickup. Customer shall be responsible for all reasonable, documented pickup, delivery, transportation and deinstallation costs associated with removing the Equipment including, but not limited to, adequate shipping materials such as boxes, padding, insulation, tape, pallets, crates, shipping containers, or other materials required to ship the Equipment at Customer’s sole expense. If Customer does not remove the Equipment as provided herein within 30 days, Customer agrees that APLD may charge Customer for storage of such Equipment from the date of notice that the Equipment is ready for pickup. Customer shall remain liable to APLD for all amounts due for the remainder of the Term. If Customer does not remove the Equipment as provided herein within 60 days of such notification, the Equipment will be considered abandoned and Customer will be liable for any cost associated with disposal, removal, or relocation of the Equipment. 8. Customer Responsibilities. 8.1. KYC/AML. Customer agrees to provide APLD with all information reasonably necessary for APLD to complete anti-money laundering and “know-your-client” due diligence on Customer. APLD reserves the right to accept or reject any customer in its sole discretion based on the results of such due diligence. 8.2. Compliance with Laws. Customer’s use of the Facility and the Equipment located at the Facility must at all times conform to all applicable laws, including international laws, the laws of the United States of America, the laws of the states in which Customer is doing business, and the laws of the city/township, county, and state where the Facility is located. 8.3. Licenses and Permits. Customer shall be responsible for obtaining any licenses, permits, consents, and approvals from any federal, state, and local governments that may be necessary to install, possess, own, or operate the Equipment. 8.4. Insurance. Customer acknowledges that APLD is not an insurer and Equipment is not covered by any insurance policy held by APLD. Customer is solely responsible for obtaining insurance coverage for the Equipment, including shipping insurance. Customer shall have commercial general liability insurance for the following occurrence types of at least (i) $1 million for Bodily Injury & Property Damage Bodily Injury / Property Damage Combined Single Limit Per Occurrence, (ii) $2 million Premises Operations Annual Aggregate, and (iii) $2 million Products/Completed Operations Annual Aggregate. Customer shall also have property and casualty insurance for the replacement value of the Equipment at the Facility. This insurance shall be maintained by Customer throughout the Term of this Agreement. 8.5. Equipment in Good Working Order. Customer shall be responsible for delivering the Equipment to the Facility in good working order and suitable for use in the Facility pursuant to commercially reasonable industry standards. Customer shall be responsible for any and all costs associated with the troubleshooting and repair of Equipment received in non-working order, including parts and labor at APLD’s then-current rates. APLD is not responsible in any way for installation delays or loss of profits as a result of Equipment deemed not to be in good working order upon arrival at Facility.

8.6. Modification or Overclocking of Equipment. Customer shall notify and obtain prior written approval from APLD before any material modifications, alternations, firmware adjustments, over- or under-clocking, or other changes are made to Equipment (“Modified Equipment”) that is intended to or might cause the Equipment’s performance to deviate from the standard or factory specifications. If APLD determines that any Equipment has been materially altered or modified without APLD’s prior written approval (“Non- Compliant Equipment”), it shall be a Customer Default. In addition to any other right or remedy it might have, a Customer Default pursuant to this Section shall subject Customer to a Non- Compliant Equipment fee equal to twenty-five percent (25%) of the Monthly Service Fees for such Equipment for each month Equipment was non-compliant. Each piece of Customer’s Equipment must not use more than 100W of power when in sleep mode. 8.7. Representations. Each party represents and warrants that (i) it is properly constituted and organized, (ii) it is duly authorized to enter into and perform this Agreement, and (iii) the execution and delivery of this Agreement and its performance of its duties hereunder will not violate the terms of any other agreement to which it is a party by which it is bound. 9. Common Carrier. APLD and Customer agree that APLD is acting solely as a common carrier in its capacity of providing the Service hereunder and is not a publisher of any material or information. Furthermore, APLD has no right or ability to censor materials or information traversed through APLD’s networks. 10. Warranty and Disclaimer. CUSTOMER MAKES NO WARRANTY, REPRESENTATION OR PROMISE NOT EXPRESSLY SET FORTH IN THIS AGREEMENT. EXCEPT AS SET FORTH IN THIS AGREEMENT REGARDING, AMONG OTHER THINGS, POWER PERCENTAGE THRESHOLDS, APLD DISCLAIMS AND EXCLUDES ANY AND ALL IMPLIED WARRANTIES, INCLUDING, WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. 11. Limitation of Liability. 11.1. APLD guarantees a minimum of 95% uptime in the provision of the Services at the Facility (“Uptime”), except due to a Force Majeure Event. If Uptime falls below 95%, Customer will be entitled to claim credits against the billing periods monthly fees. Such credits will be calculated as a proportionate reduction in the period’s monthly fee applied the following billing period based on the Uptime deficiency that is below 95%. All such credits hereunder are deemed to be liquidated damages for lost revenue by Customer and shall not be deemed to be a penalty. 11.2. IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY OR ANY OTHER PERSON, FIRM, OR ENTITY IN ANY RESPECT, INCLUDING, WITHOUT LIMITATION, FOR ANY INDIRECT, CONSEQUENTIAL, SPECIAL, INCIDENTAL OR PUNITIVE DAMAGES, INCLUDING LOSS OF PROFITS OF ANY KIND OR NATURE WHATSOEVER, ARISING OUT OF MISTAKES, NEGLIGENCE, ACCIDENTS, ERRORS, OMISSIONS, INTERRUPTIONS, OR DEFECTS IN TRANSMISSION, OR DELAYS, INCLUDING, BUT NOT LIMITED TO, THOSE THAT MAY BE CAUSED BY REGULATORY OR JUDICIAL AUTHORITIES ARISING OUT OF OR RELATING TO THIS AGREEMENT OR

THE OBLIGATIONS OF A PARTY PURSUANT TO THIS AGREEMENT. 12. Indemnification. Each party to this Agreement shall indemnify, hold harmless and defend the other party, its subsidiaries, employees, agents, directors, owners, executives, representatives, and subcontractors from any and all third-party liability, claim, judgment, loss, cost, expense or damage, including reasonable attorneys’ fees and legal expenses, arising out of or relating to such parties performance of its obligations hereunder, or any injuries or damages sustained by any person or property due to any direct or indirect act, omission, negligence or misconduct of such party, its agents, representatives, employees, contractors and their employees and subcontractors and their employees, including due to a breach of this Agreement by such party. Such party shall not enter into any settlement or resolution with a third party under this section without the other party’s prior written consent, which shall not be unreasonably withheld or delayed. 13. Miscellaneous. 13.1. Lease Agreement. APLD may lease certain premises in the Facility from the Facility’s owner (“Leaser”) pursuant to a lease agreement (“Lease”). Customer is not a party to or a beneficiary under such Lease, if any, and has no rights thereunder, except with the full rights, title and ownership to any of its assets and/or other property which such assets and/or other property are located on such leased premises; however, Customer shall be required to adhere to any and all rules of operation established by Leaser for the Facility. Whether owned or leased by APLD, Customer acknowledges and agrees that it does not have, has not been granted, and will not own or hold any real property interest in the Facility, that it is a licensee and not a tenant, and that it does not have any of the rights, privileges or remedies that a tenant or lessee would have under a real property lease or occupancy agreement, except as set forth above. 13.2. Entire Agreement. This Agreement, including any documents referenced herein, constitutes the parties’ entire understanding regarding its subject and supersedes all prior or contemporaneous communications, agreements and understanding between them relating thereto. Each party acknowledges and agrees that it has not, and will not, rely upon any representations, understandings, or other agreements not specifically set forth in this Agreement. This Agreement shall not be superseded, terminated, modified, or amended except by express written agreement of the parties that specifically identifies this Agreement. 13.3. Waiver, Severability. The waiver of any breach or default does not constitute the waiver of any subsequent breach or default. If any provision of this Agreement is held to be illegal or unenforceable, it shall be deemed amended to conform to the applicable laws or regulations, or, if it cannot be so amended without materially altering the intention of the parties, it shall be stricken and the remainder of this Agreement shall continue in full force and effect. 13.4. Assignment. Neither this Agreement nor any right or obligation arising under this Agreement may be assigned by either party in whole or in part, without the prior written consent, which consent shall not be unreasonably withheld. Subject to the restrictions on assignment of this Agreement, this Agreement shall be binding upon and inure to the benefit of the parties, their legal representatives, successors, and assigns.

13.5. Force Majeure. In no event shall either party to this Agreement be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces partially or solely beyond its control, including, without limitation, earthquake, flood, embargo, riot, pandemic, governmental act, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) or internet services (a, “Force Majeure Event”); it being understood that such party shall use reasonable efforts which are consistent with accepted practices in the hosting industry to resume performance as soon as practicable under the circumstances. 13.6. Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Nevada, without giving effect to principles of conflicts of laws. Any action arising out of or relating to this Agreement shall be brought only in the state or federal courts located in Clark County, State of Nevada, and both APLD and Customer consent to the exclusive jurisdiction and venue of such courts. An action by a party to enforce any provision of this Agreement shall not relieve the other party from any of its obligations under this Agreement, and no failure to enforce any provision of this Agreement shall constitute a waiver of any future default or breach of that or any other provision. Both parties to this Agreement waive the right to trial by jury for any dispute arising hereunder. 13.7. Relationship of the Parties. The parties agree that their relationship hereunder is in the nature of independent contractors. Neither party shall be deemed to be the agent, partner, joint venturer, or employee of the other, and neither shall have any authority to make any agreements or representations on the other’s behalf. Each party shall be solely responsible for the payment of compensation, insurance and taxes of its own personnel, and such personnel are not entitled to the provisions of any employee benefits from the other party. Neither party shall have any authority to make any agreements or representations on the other’s behalf without the other’s written consent. Additionally, neither party shall be responsible for any costs and expenses arising from the other party’s performance of its duties and obligations pursuant to this Agreement. 13.8. Non-Solicitation. Customer covenants that it will not recruit or solicit for employment or consulting any person who is employed or engaged by APLD during the Term and for a period of twelve (12) months after termination of this Agreement for any reason. APLD covenants that it will not recruit or solicit for employment or consulting any person who is employed or engaged by Customer during the Term and for a period of twelve (12) months after termination of this Agreement for any reason. 13.9. Use of Name. Each party agrees that it will not use the name, logos, trademarks, or other marks of the other party or its affiliates or subsidiaries in any marketing, advertising or other written publication without the other party’s prior written consent. 13.10. Third-Party Beneficiaries. Nothing in this Agreement is intended, nor shall anything herein be construed to confer any rights, legal or equitable, in any person or entity other than the parties hereto and their respective successors and permitted assigns.

13.11. Construction; Interpretation. Unless the context otherwise requires, words in the singular include the plural, and in the plural include the singular; masculine words include the feminine and neuter; “or” means “either or both” and shall not be construed as exclusive; “including” means “including but not limited to”; “any” and “all” shall not be construed as terms of limitation; and, a reference to a thing (including any right or other intangible asset) includes any part or the whole thereof. Any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not apply to the interpretation and construction of this Agreement, and this Agreement shall be construed as having been jointly drafted by the parties. The titles and headings for particular paragraphs, sections and subsections of this Agreement have been inserted solely for reference purposes and shall not be used to interpret or construe the terms of this Agreement. 13.12. Disputes. Any dispute arising between the Parties out of or in connection with the provisions of this Agreement will be referred to the senior management representatives of each Party. If such senior management representatives cannot resolve the dispute within 30 days after the date on which notice of the dispute is issued, either Party may bring legal action as set forth in Section 13.6 above. 13.13. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but which together shall constitute one and the same document.

IN WITNESS WHEREOF, the parties have executed this Agreement in a manner appropriate to each and with the corporate authority to do so as of the date set forth in the preamble to this Agreement. Applied Blockchain, Inc. Marathon Digital Holdings, Inc. By: By: Name: Name: Title: Title:

Exhibit A – Equipment

Exhibit B – Repair

Exhibit C – Customer Acknowledgement Customer will be charged a monthly invoice with an added administration fee for managing the services listed below for any additional service requests which include. 1. Office Space (Rented Mobile Unit), which includes: 1.1 Office Furniture 1.2 Generator 1.3 Fuel Expenses 2. Other transfer over items include: 2.1 Storage Space 2.2 Logistic Expenses for Repair shipments 2.3 Handing Expenses on Site

Exhibit D – True-Up Assessment